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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 23, 2005


                             SEMOTUS SOLUTIONS, INC.

                             -----------------------

             (Exact Name of Registrant as Specified in its Charter)

            NEVADA                        0-21069                36-3574355
(State or other jurisdiction of         (Commission           (I.R.S. Employer
 incorporation or organization)         File Number)         Identification No.)


                 16400 Lark Ave., Suite 230 Los Gatos, CA 95032
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               (Address of Principal Executive Offices) (Zip Code)


                                 (408) 358-7100
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              (Registrant's Telephone Number, including area code)

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ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

     Semotus Solutions, Inc. acquired 100% of the issued and outstanding capital stock of Clickmarks, Inc. for 4,107,982 shares of Semotus Solutions' common stock on June 23, 2005 pursuant to a Merger Agreement entered into on June 14, 2005. 15% of these shares, 616,197 shares, are being held in escrow and may be available to compensate Semotus for certain damages as provided in the Merger Agreement. As part of the acquisition, Clickmarks' two co-founders, Umair Khan and Christine Odero, and the rest of the Clickmarks team, Sudhir Kulkarni, Adnan Lawai, Fawad Quadri, Vladimir Soskov, Jitendra Balkundi and Iqbal Singh will join Semotus. As a hiring and retention incentive, in lieu of issuing stock options under the Company's stock option plan, Semotus issued warrants to this group of employees to purchase up to a total of 1,000,000 shares of Semotus common stock at an exercise price of $0.39 per share, which was the closing price of Semotus' stock on June 23rd, the date the acquisition closed and their date of hire, vesting over a one year period and having a ten year term. Semotus may also issue up to a maximum total of 200,000 additional shares of restricted common stock to some of these Clickmarks' employees at or before their annual anniversary with Semotus.

     In connection with the acquisition, Semotus paid a finder's fee to Bathgate Capital Partners, LLC of $48,750, which was paid by the issuance of 137,324 shares of common stock. Bathgate Capital Partners, LLC was retained by Semotus on May 27, 2004 as a financial advisor to assist Semotus in seeking and evaluating potential business combinations; for more information about our relationship with Bathgate, please see our SEC Form 8-K filed on March 30, 2005.

     As part of the acquisition, Semotus has agreed to file a registration statement with the Securities and Exchange Commission by no later than December 23, 2005 to qualify the resale of the 4,107,982 shares of common stock issued to the Clickmarks' Shareholders and the 137,324 shares of common stock issued to Bathgate Capital Partners, LLC. The shares and warrants issued to the Clickmarks' employees will not be included in this registration statement.

     The securities issued in connection with this acquisition have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act of 1933.

     On June 27, 2005, Semotus issued a press release with respect to this acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.


ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

     See Item 2.01 above, as it relates to the issuance of common stock to Clickmarks' shareholders, Clickmarks' employees and Bathgate Capital Partners, LLC, and the issuance of warrants to Clickmarks' employees.

     With respect to these transactions, Semotus relied on Section 4(2) of the Securities Act of 1933, as amended. The investors were given complete information concerning Semotus and represented that the shares were being acquired for investment purposes. The issuances were made without general solicitation or advertising. The appropriate restrictive legend was placed on the certificates and stop transfer instructions were issued to the transfer agent.


ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial statements of business acquired. The required financial statements will be filed as soon as practicable, but not later than 71 calendar days after the date by which this report on Form 8-K must be filed.

     (b) Pro forma financial information. The required pro forma financial information will be filed as

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soon as practicable, but not later than 71 calendar days after the date by which this report on Form 8-K must be filed.

     (c) Exhibits. The following exhibits are filed with this report:


Exhibit
Number      Description
-------     -----------
 2.1*       Merger Agreement by and among Semotus Solutions, Inc., Clickmarks,
            Inc. and Semotus Acquisition Company, Ltd. dated June 14, 2005.
 4.1        Form of Warrant to purchase up to a maximum total of 1,000,000 shares of Semotus Solutions, Inc. common stock issued to certain
            Clickmarks' employees dated June 23, 2005.


99.1        Press release of Semotus Solutions, Inc. dated June 27, 2005.



* Incorporated by reference to Exhibit 2.1 of the Registrant's Form 8-K filed on June 20, 2005.



















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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       SEMOTUS SOLUTIONS, INC.

     Date: June 27, 2005

                                       By: /s/ Anthony N. LaPine
                                           ----------------------------
                                           Anthony N. LaPine,
                                           President and Chief Executive Officer